UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 13, 2005

Date of Report (Date of earliest event reported)

GREAT LAKES AVIATION, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Iowa	000-23224	42-1135319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1022 Airport Parkway

Cheyenne, Wyoming 82001

(Address of Principal Executive Offices, including Zip Code)

(307) 432-7000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Effective April 13, 2005, John Reardon resigned from our board of directors and the committees on which he served due to the difficulty of fully meeting the responsibilities of serving as a board and committee member of a public corporation.

(d) On April 15, 2005, the Board of Directors elected James Link as a new director. Each of our directors is elected to serve until his or her respective successor is elected and duly qualified, or until his or her earlier death, disqualification, resignation or removal. Mr. Link has not been appointed to serve on any committees, but it is expected that Mr. Link will be appointed to serve on the Audit Committee and the Compensation Committee.

Mr. Link, a consultant with experience in the airline industry, was recommended to the Board of Directors by our Chairman.

There are no arrangements or understandings between Mr. Link and any other person pursuant to which Mr. Link was elected as a director. There are no transactions in which Mr. Link has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2005

GREAT LAKES AVIATION, LTD.

By:	/s/ Charles R. Howell IV
Charles R. Howell IV
Chief Executive Officer